                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                                  Luby's, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

Luby's, Inc.

2211 Northeast Loop 410
San Antonio, Texas 78217-4673
210/654-9000
                                                             [LUBY'S, INC. LOGO]
Mailing Address:
P.O. Box 33069
San Antonio, Texas 78265-3069

December 20, 2002

Dear Shareholders:

     On behalf of our board of directors, we are pleased to invite you to attend the 2003 Annual Meeting of Shareholders of Luby's, Inc. to be held on Friday, January 31, 2003, at 9:00 a.m., at the San Antonio Marriott Northwest, 3233 Northwest Loop 410, San Antonio, Texas. All record holders of Luby's outstanding common shares at the close of business on December 6, 2002, are eligible to vote on matters brought before this meeting.

     At this year's meeting, you will have an opportunity to vote on the candidacy of three new directors and new terms proposed for two incumbent directors. The following meeting notice and proxy statement provide information you need regarding other matters to be voted on at the meeting, as well as information about the election of directors. Presentations will also be made to review with shareholders the progress toward returning the enterprise to profitability and plans for the future. There will be time allocated for us to address questions from the shareholders in attendance.

     We suggest that you review the following proxy statement carefully. Your vote is important, so be sure to vote your shares as soon as possible. Please review the enclosed proxy for specific voting instructions.

     Thank you for your loyalty and support.


Sincerely,                                      Sincerely,
/s/ ROBERT T. HERRES                            /s/ CHRISTOPHER J. PAPPAS
Robert T. Herres                                Christopher J. Pappas
Chairman of the Board                           President and CEO

                                  LUBY'S, INC.
                            2211 NORTHEAST LOOP 410
                                P. O. BOX 33069
                         SAN ANTONIO, TEXAS 78265-3069

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                JANUARY 31, 2003

     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders of Luby's, Inc., a Delaware corporation, will be held at the San Antonio Marriott Northwest, 3233 Northwest Loop 410, San Antonio, Texas 78213, on Friday, January 31, 2003, at 9:00 a.m., Central time, for the following purposes:

     (1) To elect five directors to serve until the 2006 Annual Meeting of Shareholders;

     (2) To approve the appointment of Ernst & Young LLP as independent auditors for the 2003 fiscal year;

     (3) To act upon one nonbinding shareholder proposal to declassify the elections of directors; and

     (4) To act upon such other matters as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has determined that shareholders of record at the close of business on December 6, 2002, will be entitled to vote at the meeting.

     A complete list of shareholders entitled to vote at the meeting will be on file at the Company's corporate office at 2211 Northeast Loop 410, San Antonio, Texas, for a period of ten days prior to the meeting. During such time, the list will be open to the examination of any shareholder during ordinary business hours for any purpose germane to the meeting.

     Shareholders who do not expect to attend the meeting in person are urged to review the enclosed proxy for specific voting instructions and to choose the method they prefer for casting their votes.

By Order of the Board of Directors,

Drew R. Fuller, Jr.
Secretary

Dated: December 20, 2002

                                  LUBY'S, INC.
                            2211 NORTHEAST LOOP 410
                                 P.O. BOX 33069
                         SAN ANTONIO, TEXAS 78265-3069

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement and the accompanying proxy are being provided to shareholders in connection with the solicitation of proxies by the Board of Directors of Luby's, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Friday, January 31, 2003, or at any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about December 20, 2002.

                               VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

     Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible.

SHARES OUTSTANDING, VOTING RIGHTS, AND QUORUM

     Only holders of record of common stock of the Company at the close of business on December 6, 2002, will be entitled to vote at the meeting or at adjournments or postponements thereof. There were 22,448,574 shares of common stock outstanding on the record date, exclusive of 4,954,493 treasury shares. Each share of common stock outstanding is entitled to one vote. The presence in person or by proxy of the holders of a majority of the shares of common stock outstanding will constitute a quorum at the meeting.

METHODS OF VOTING

     - All shareholders may vote by mail, via the Internet, or by telephone.

     - If you hold your shares through a bank or broker, you can vote via the Internet or by telephone if your bank or broker offers these options. Please see the voting instructions provided by your bank or broker for use in instructing your bank or broker how to vote.

     - All shareholders may vote in person at the meeting unless their shares are held through a bank or broker, in which case they must also hold a legal proxy from the bank or broker.

     Please see your proxy card for specific voting instructions. If your proxy card is signed and returned without specifying choices, the shares represented will be voted as recommended by the Board.

REVOKING YOUR PROXY

     Whether you vote by mail, the Internet, or by telephone, or if available through your bank or broker by telephone or via the Internet, you may later revoke your proxy by:

     - Delivering a written statement to that effect to the Secretary of the Company prior to the date of the Annual Meeting;

     - Submitting a properly signed proxy with a later date;

     - If available through your bank or broker, voting by telephone or via the Internet at a later time; or

     - Voting in person at the Annual Meeting (except for shares held through a bank or broker for which you do not have a legal proxy).

VOTE REQUIRED

     A plurality of the votes cast at the Annual Meeting is required for election as a director. Approval of the appointment of auditors requires the affirmative vote of a majority of the shares present or represented at the meeting. Approval of the nonbinding shareholder resolution described in the following paragraph and on page 11 requires the affirmative vote of a majority of the shares present or represented at the meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum at the meeting. Abstentions and broker nonvotes will not be included in determining the number of votes cast on any matter.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" the appointment of Ernst & Young LLP as independent auditors for the 2003 fiscal year. The Board recommends that you vote your shares "AGAINST" the nonbinding shareholder proposal sponsored by the Harold J. Mathis, Jr. Family Limited Partnership and Harold J. Mathis, Jr. relating to the manner of election of directors of the Company.

OTHER BUSINESS

     The Board knows of no other matters which may be presented for shareholder action at the meeting. If other matters are properly brought before the meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

CONFIDENTIAL VOTING POLICY

     It is the Company's policy that any proxy, ballot, or other voting material that identifies the particular vote of a shareholder and contains the shareholder's request for confidential treatment will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. The Company may be informed whether or not a particular shareholder has voted and will have access to any comment written on a proxy, ballot, or other material and to the identity of the commenting shareholder. Under the policy, the inspectors of election at any shareholder meeting will be independent parties unaffiliated with the Company.

                         ELECTION OF DIRECTORS (ITEM 1)

     The shareholders elect approximately one-third of the members of the Board of Directors annually. The Board is divided into three classes, as nearly equal in number as possible, with the members of each class serving three-year terms. Currently, the Board is comprised of 11 members, three whose terms expire in 2003, four whose terms expire in 2004, and four whose terms expire in 2005.

     Ronald K. Calgaard, whose term as director would have expired in 2004, resigned his directorship on October 25, 2002. Robert T. Herres, whose term as director would have expired in 2003, was elected by the Board on October 25, 2002, to serve the unexpired term of Dr. Calgaard (until 2004).

     The terms of Harris J. Pappas, Walter J. Salmon, and Joanne Winik will expire at the 2003 Annual Meeting. Dr. Salmon is not eligible (without a specific waiver from the Board) under the Company's Corporate Governance Guidelines to stand for reelection because of his age and has declined to stand for reelection.

     The persons who have been nominated by the Board for election as directors to serve until the 2006 Annual Meeting of Shareholders and until their successors are elected and qualified are Jill Griffin, J.S.B. Jenkins, Joe C. McKinney, Harris J. Pappas, and Joanne Winik. The Board of Directors recommends a vote FOR all such nominees.

     The Board has nominated Harris J. Pappas to serve until the 2006 Annual Meeting. Harris J. Pappas' brother, Christopher J. Pappas, is currently serving until the 2004 Annual Meeting, and, as with all directors, each of them would serve until his or her successor is duly elected and qualified. Pursuant to the terms of the

Purchase Agreement dated March 9, 2001, entered into by and among the Company, Christopher J. Pappas and Harris J. Pappas, the Company agreed to submit three persons designated by Christopher J. Pappas and Harris J. Pappas as nominees for election as directors. Messrs. Pappas have previously designated themselves and Frank Markantonis as their nominees for directors. Christopher J. Pappas and Harris J. Pappas are brothers. Mr. Markantonis is an attorney whose principal client is Pappas Restaurants, Inc., an entity controlled by Harris J. Pappas and Christopher J. Pappas. The Board of Directors recommends a vote FOR Harris J. Pappas.

     All such nominees named above have indicated a willingness to serve as directors, but should any of them decline or be unable to serve, proxies may be voted for another person nominated as a substitute by the Board.

     The following information is furnished with respect to each of the nominees and for each of the directors whose terms will continue after the Annual Meeting. Such information includes all positions with the Company and principal occupations during the last five years.

NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2006

     JILL GRIFFIN is a business consultant, an internationally published author, and speaker. She is a principal of the Griffin Group (customer loyalty research, customer relationship program development, and management training), which she founded in 1988. In her early career, she served as senior brand manager for RJR/Nabisco's largest brand. She then joined AmeriSuites Hotels where she served as national director of sales and marketing. She has also served on the marketing faculty at the University of Texas at Austin. She is 47 years of age.

     J.S.B. JENKINS is President, Chief Executive Officer, and a director of Tandy Brands Accessories, Inc. (manufacturer and marketer of fashion accessories) and has served as such since the company's formation in 1990. He previously served as the Executive Vice President of the Bombay Company, Inc. He is also a member of the Texas A&M University College of Business Administration/Graduate School of Business Development Council, the Texas A&M University President's Council, the advisory board of directors for the Texas A&M University 12th Man Foundation, and the board of directors for the Cotton Bowl Athletic Association. He is 59 years of age.

     JOE C. McKINNEY is Vice Chairman of Broadway National Bank (since October 1, 2002). He formerly served as Chairman of the Board and Chief Executive Officer of JPMorgan Chase Bank-San Antonio (commercial banking) until his retirement on March 31, 2002. He is 56 year of age. He is a director of San Diego Equities REIT I (USAA), Tampa Equities REIT I (USAA), Washington Real Estate Equities REIT I (USAA), and Houston Equities REIT I (USAA) and is an advisory director of JPMorgan Chase Bank-San Antonio Region.

     HARRIS J. PAPPAS is Chief Operating Officer of the Company (since March 7,
2001). He is 58 and has been a director of the Company since March 2001. He is also president of Pappas Restaurants, Inc. He is a director of Oceaneering International, Inc., Memorial Hermann Healthcare System, Schreiner's College, and the YMCA of Greater Houston, and an advisory board member of Frost National Bank-Houston. He is a member of the Executive Committee and the Personnel and Administrative Policy Committee.

     JOANNE WINIK is President, General Manager, and a director of KLRN-TV, San Antonio's Public Broadcasting Service affiliate. She is 62 and has been a director of the Company since 1993. She is a member of the Personnel and Administrative Policy Committee. She is a director of PBS (Public Broadcasting System).

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2004

     ROGER R. HEMMINGHAUS is the retired Chairman of Ultramar Diamond Shamrock Corporation where he also served as Chief Executive Officer until 1999 and as President until 1996. He is 66 and has been a director of the Company since 1989. He is Chairman of the Personnel and Administrative Policy Committee and a member of the Executive Committee and the Governance Committee. He is a director of Tandy Brands Accessories, Inc., CTS Corporation, Excel Energy, Inc., and Southwest Research Institute.

     ROBERT T. HERRES was Chief Executive Officer of USAA (insurance, banking, and investments) from 1993 to 2000 and its chairman until 2002. He became 70 on December 1, 2002, and has been a director of Luby's since 2000. He is Chairman of the Luby's Board, Chairman of the Executive and Governance Committees, and a member of the Finance and Audit Committee. He is a former USAF General and retired as Vice Chairman of the Joint Chiefs of Staff in 1990, when he became president of the USAA P&C Company. He is a director of the Logistics Management Institute, Inc.; United Educators Insurance, a reciprocal risk retention group; a trustee of Trinity University and of Austin Seminary; and serves on the National Board of the Boy Scouts of America.

     CHRISTOPHER J. PAPPAS is President and Chief Executive Officer of the Company (since March 7, 2001). He is also chief executive officer of Pappas Restaurants, Inc. He is 55 and has been a director of the Company since March 2001. He is a director of the Greater Houston Partnership Board, the Children's Assessment Center Board, the Sam Houston Council of Boy Scouts of America Board, the Southwest Bank of Texas Advisory Board, and the University of Houston Conrad Hilton School of Hotel and Restaurant Management Dean's Advisory Board. He is a member of the Governance Committee and the Executive Committee.

     JIM W. WOLIVER is a retired former officer of the Company. He was Senior Vice President-Operations from 1995 to 1997 and Vice President-Operations from 1984 to 1995. He is 65 and has been a director of the Company since January 2001. He is a member of the Personnel and Administrative Policy Committee.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2005

     JUDITH B. CRAVEN is a retired physician administrator. She was President of United Way of the Texas Gulf Coast (from 1992 to 1998). She is 57 and has been a director of the Company since 1998. She is a member of the Personnel and Administrative Policy Committee. She is a director of A.H. Belo Corporation, Sysco Corporation, and Valic Corp. and serves on the Board of Regents of the University of Texas at Austin.

     ARTHUR R. EMERSON is Chairman/CEO of Groves Rojas Emerson, an advertising and public relations firm (since June 2000). Prior thereto he was Vice President and General Manager of the Texas Stations of the Telemundo television network. He is 58 and has been a director of the Company since 1998. He is a member of the Finance and Audit Committee. He is a director of USAA Federal Savings Bank.

     FRANK MARKANTONIS is an attorney licensed to practice in Texas since 1973. He has worked extensively in the real estate and corporate areas for over 25 years. He is a member of the State Bar of Texas and the District of Columbia Bar. His principal client is Pappas Restaurants, Inc. He is 54 years old.

     GASPER MIR, III is president and founder of the public accounting and professional services firm Mir-Fox & Rodriguez, P.C. (since 1988). He is 56. He is a director of the Memorial Hermann Hospital System, Sam Houston Council of Boy Scouts, the American Leadership Foundation, the Houston Hispanic Chamber of Commerce, the Advisory Board of the University of Houston-Downtown School of Business, and the Houston Region Board of Directors of JPMorgan Chase Bank of Texas. He is Chairman of the Finance and Audit Committee and a member of the Governance Committee and the Executive Committee.

                 OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY

     According to information furnished by the persons concerned, each director, each nominee for director, the most highly compensated individuals who made in excess of one hundred thousand dollars and who served as executive officers during the last fiscal year, all individuals serving as the Company's Chief Executive Officer during the last fiscal year, and all directors and executive officers of the Company as a group, owned beneficially the number and percentage of outstanding shares of common stock of the Company as of December 6, 2002, set forth in the following table. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote or transfer and stock options that are exercisable currently or within 60 days. Directors also have interests in stock-based units under the Phantom Stock Plan. Although such units may not be voted or transferred, they are included in the table below as they represent part of the total economic interest of the directors' equity securities of the Company.

                                                                 SHARES      PERCENT OF
                                                              BENEFICIALLY     COMMON
NAME(1)                                                          OWNED         STOCK
-------                                                       ------------   ----------
Judith B. Craven(2).........................................      18,968        0.08%
Arthur R. Emerson(3)........................................      21,062        0.09%
Jill Griffin................................................          --          --
Roger R. Hemminghaus(4).....................................      43,317        0.18%
Robert T. Herres(5).........................................      23,493        0.10%
J.S.B. Jenkins..............................................          --          --
Frank Markantonis(6)........................................       7,978        0.03%
Joe C. McKinney.............................................          --          --
Gasper Mir, III(7)..........................................       6,452        0.03%
Christopher J. Pappas(8)....................................   1,231,900        5.18%
Harris J. Pappas(9).........................................   1,231,900        5.18%
Ernest Pekmezaris(10).......................................       9,260        0.04%
Walter J. Salmon(11)........................................      26,489        0.11%
Peter Tropoli(12)...........................................       6,250        0.03%
Joanne Winik(13)............................................      31,412        0.13%
Jim W. Woliver(14)..........................................      26,416        0.11%
S. Darrell Wood(15).........................................      25,513        0.11%
All directors and executive officers of the Company, as a
  group (17 persons)(16)....................................   2,714,410       11.42%

---------------

 (1) Except as indicated in these notes, each person in the table owns directly the number of shares indicated and has the sole power to vote and to dispose of such shares. Shares of phantom stock held by nonemployee directors can be voted or disposed of only after their conversion into common stock, which takes place after the holder ceases to be a director.

 (2) The shares shown for Dr. Craven are held for her benefit in a custodial account. The shares shown include 6,000 shares which she has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 11,468 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

 (3) The shares shown for Mr. Emerson include 3,237 shares held jointly with his wife in a custodial account. The shares shown include 6,000 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 11,825 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

 (4) The shares shown for Mr. Hemminghaus are held for his benefit in a custodial account. The shares shown include 12,666 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 16,351 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

 (5) The shares shown for Gen. Herres include 8,000 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 13,707 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

 (6) The shares shown for Mr. Markantonis are held for his benefit in a custodial account. The shares shown include 4,000 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 3,878 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

 (7) The shares shown for Mr. Mir include 4,000 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 2,452 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

 (8) The shares shown for Christopher Pappas include 560,000 shares which he has the right to acquire within 60 days pursuant to stock options granted in connection with his employment by the Company.

 (9) The shares shown for Harris Pappas include 560,000 shares which he has the right to acquire within 60 days pursuant to stock options granted in connection with his employment by the Company.

(10) The shares shown for Mr. Pekmezaris include 6,250 shares which he has the right to acquire within 60 days under the Company's stock option plans.

(11) The shares shown for Dr. Salmon are held for his benefit in an individual retirement account. The shares shown include 14,333 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 7,721 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

(12) The shares shown for Mr. Tropoli include 6,250 shares which he has the right to acquire within 60 days under the Company's stock option plans.

(13) The shares shown for Ms. Winik are held for her benefit in custodial accounts. The shares shown include 14,333 shares which she has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 14,501 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

(14) The shares shown for Mr. Woliver are held for his benefit in a custodial account. The shares shown include 6,000 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan.

(15) The shares shown for Mr. Wood include 25,501 shares which he has the right to acquire within 60 days under the Company's stock option plans.

(16) The shares shown for all directors and executive officers as a group include 1,233,333 shares which they have the right to acquire within 60 days under the Company's benefit plans and 81,903 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

                             PRINCIPAL SHAREHOLDERS

     To the knowledge of the Company, no person owned beneficially as of September 30, 2002, more than five percent of the outstanding common stock of the Company, except as follows:

                                                                 SHARES      PERCENT OF
                                                              BENEFICIALLY     COMMON
NAME                                                             OWNED         STOCK
----                                                          ------------   ----------
Dimensional Fund Advisors, Inc.(1)..........................   1,547,600        6.51%
Christopher J. Pappas(2)....................................   1,231,900        5.18%
Harris J. Pappas(3).........................................   1,231,900        5.18%

---------------

(1) Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 1,547,600 shares of Luby's, Inc. stock as of September 30, 2002. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(2) The shares shown for Christopher Pappas include 560,000 shares which he has the right to acquire within 60 days pursuant to stock options granted in connection with his employment by the Company.

(3) The shares shown for Harris Pappas include 560,000 shares which he has the right to acquire within 60 days pursuant to stock options granted in connection with his employment by the Company.

           INFORMATION CONCERNING MEETINGS, COMMITTEES OF THE BOARD,
                         AND COMPENSATION OF DIRECTORS

     The Board of Directors held five regular meetings during the fiscal year ended August 28, 2002. Each director attended more than 75% of the aggregate of all meetings of the Board and the committees of the Board on which he or she served during the last fiscal year.

     The Board currently has the following committees: Finance and Audit, Governance, Personnel and Administrative Policy, and Executive. The Finance and Audit Committee and the Personnel and Administrative Policy Committee typically meet prior to each regularly scheduled meeting of the Board; otherwise, all committees meet as necessary to fulfill their responsibilities, including regular quarterly meetings of the Finance and Audit Committee with management and the Company's external auditors to review the results of operations and the overall financial status of the Company. The committees have been directed by the Board to consider matters within their respective areas of responsibility and to make recommendations to the full Board for action on these matters. Only the Executive Committee is empowered to act on behalf of the Board, and the specific powers of that committee may be exercised only in extraordinary circumstances. The Board anticipates that certain changes to the committee structure of the Board may be necessary based upon rule proposals from the New York Stock Exchange and the Securities and Exchange Commission. After these rules have been published in final form, the Board will promptly implement the changes necessary to comply with such rules. Membership and principal responsibilities of the current Board committees are described below.

FINANCE AND AUDIT COMMITTEE

              The members of the Finance and Audit Committee are:

                            Gasper Mir, III (Chair)
                         Walter J. Salmon (Vice Chair)
                               Arthur R. Emerson
                                Robert T. Herres

     The Finance and Audit Committee met eight times during the last fiscal year. All members of the Finance and Audit Committee are independent as that term is defined in Section 303.01 of the listing standards of the New York Stock Exchange. During fiscal 2001, Ronald K. Calgaard served as Chairman of the Finance and Audit Committee. Proposed rules have been submitted to the Securities and Exchange Commission for approval by the New York Stock Exchange to change the definition of "independence" used in determining the eligibility of a director to serve on the committee in charge of the audit function. Under those proposed rules, Dr. Calgaard would not be considered "independent" because he is a principal of Austin, Calvert & Flavin, Inc. and that company serves as one of the investment advisors to one of the employee benefit plans of the Company. Consequently, Dr. Calgaard resigned from the Finance and Audit Committee on September 23, 2002.

     The primary functions of the Finance and Audit Committee are to monitor and evaluate corporate financial plans and performance and to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors. At each meeting, Committee members have the opportunity to meet privately with representatives of the Company's independent auditors and with the Company's Director of Internal Audit. The Board of Directors has adopted a written charter for the Finance and Audit Committee. A copy of the Finance and Audit Committee Charter, as amended effective July 26, 2001, is attached to this proxy statement as Appendix A.

GOVERNANCE COMMITTEE

                  The members of the Governance Committee are:

                            Robert T. Herres (Chair)
                              Roger R. Hemminghaus
                                Gasper Mir, III
                             Christopher J. Pappas

     The Governance Committee met five times during the last fiscal year. The primary functions of this Committee are (1) to maintain oversight of the development, performance, evaluation, and compensation of the Board; (2) to seek and recommend candidates to fill vacancies on the Board; and (3) to prepare and recommend for Board action compensation for the chief executive officer and the chief operating officer (prior to July 26, 2001, this responsibility resided in the Compensation Committee). The Governance Committee of the Board of Directors will consider qualified nominees for director recommended by shareholders. Recommendations should be submitted in writing to the attention of the Secretary, Luby's, Inc., 2211 Northeast Loop 410, P.O. Box 33069, San Antonio, Texas 78265-3069.

PERSONNEL AND ADMINISTRATIVE POLICY COMMITTEE

     The members of the Personnel and Administrative Policy Committee are:

                          Roger R. Hemminghaus (Chair)
                         Judith B. Craven (Vice Chair)
                               Frank Markantonis
                                Harris J. Pappas
                                  Joanne Winik
                                 Jim W. Woliver

     The Personnel and Administrative Policy Committee met four times during the last fiscal year. The primary functions of the Personnel and Administrative Policy Committee are to monitor and evaluate the policies and practices of (1) human resource management and administration; (2) management development; (3) compensation and incentive policies (other than Board and CEO/COO compensation);
(4) retirement/savings and investment plan administration; (5) employee, marketing, and public relations strategies; (6) safety and security policies; and (7) shareholder relations and communications on matters other than financial reporting.

     None of the members of the committee is an officer or employee, or a former officer or employee of the Company, except Messrs. Woliver and Pappas. Mr. Woliver retired as an officer and employee of the Company in 1997, and Mr. Pappas is currently Chief Operating Officer.

EXECUTIVE COMMITTEE

                  The members of the Executive Committee are:

                            Robert T. Herres (Chair)
                              Roger R. Hemminghaus
                                Gasper Mir, III
                             Christopher J. Pappas
                                Harris J. Pappas

     The Executive Committee met one time during the last fiscal year. The primary functions of this Committee are (1) to facilitate action by the Board between meetings of the Board; (2) to evaluate the effectiveness of the Board; and (3) to ensure that the Board conducts itself ethically and in accordance with the law and that it properly exercises its fiduciary and other responsibilities owed to shareholders.

COMPENSATION OF DIRECTORS

     Each nonemployee director other than the Chairman of the Board is paid an annual retainer of $20,000 plus a meeting fee of $1,500 per day for each meeting of the Board of Directors which he or she attends and a meeting fee of $1,000 per day for each meeting of any Board committee which he or she attends (except that the meeting fee for the chair of the committee is $1,200 per day). The Chairman of the Board is currently paid an annual retainer of $40,000.

     Under the Company's Nonemployee Director Stock Option Plan, as amended and restated (the "Option Plan"), nonemployee directors are periodically granted nonqualified options to purchase shares of the Company's common stock at an option price equal to 100% of fair market value on the date of grant. Each option terminates upon the expiration of ten years from the date of grant or one year after the optionee ceases to be a director, whichever first occurs. An option may not be exercised prior to the expiration of one year from the date of grant, subject to certain exceptions specified in the Option Plan.

     Pursuant to the provisions of the Option Plan, options were granted on January 12, 2002, to Ronald K. Calgaard, Judith B. Craven, Arthur R. Emerson, Roger R. Hemminghaus, Robert T. Herres, Walter J. Salmon, Joanne Winik, and Jim
W. Woliver for 2,000 shares each, and to Frank Markantonis and Gasper Mir, III for 4,000 shares each, at an option price of $6.70 per share.

     Under the Company's Nonemployee Director Phantom Stock Plan, as amended and restated (the "Phantom Stock Plan"), nonemployee directors were previously required and encouraged to defer their director retainer and meeting fees into a phantom share account which is credited with dollar amounts in the form of phantom shares priced at current market value of the Company's common stock. Nonemployee directors were required to defer at least 50% of their director retainer fees until they acquired at least $100,000 of the Company's common stock based on its average closing price over the preceding 365-day period. In addition, nonemployee directors were encouraged to defer the balance of their director retainer fees and their meeting fees into their respective phantom share accounts by provisions of the Phantom Stock Plan which provides an additional credit to their account of 25% of any amounts voluntarily deferred. The phantom share accounts are also credited with dollar amounts equal to dividends, if any, paid on the common stock. When a participant ceases to be a director, the number of phantom shares in his or her account is converted into an equal number of shares of the Company's common stock.

     The Company's Corporate Governance Guidelines have consistently required deferral of director retainer fees until the $100,000 minimum market value threshold is met. Because the number of authorized shares under the Phantom Stock Plan has been fully depleted, directors may no longer defer payment into the Phantom Stock Plan of cash compensation which would otherwise be payable to nonemployee directors.

     The Company's Nonemployee Director Deferred Compensation Plan permits nonemployee directors to defer all or a portion of their directors' fees in accordance with applicable regulations under the Internal Revenue Code. Deferred amounts bear interest at the average interest rate of U.S. Treasury ten-year obligations. The Company's obligation to pay deferred amounts is unfunded and is payable from general assets of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company obtains certain services from entities owned and controlled by Christopher J. Pappas, President and Chief Executive Officer of the Company, and Harris J. Pappas, Chief Operating Officer of the Company, pursuant to the terms of an Affiliate Services Agreement dated to be effective August 28, 2001, which agreement was amended and restated to be effective July 23, 2002. The types of services currently provided to the Company by these entities are the provision of office and warehouse space for the Company's service center, the supply of goods for the Company's restaurant operations, and other services necessary for the operation of the Company. The Affiliate Services Agreement was amended, and a Master Sales Agreement with such entities was entered into, on July 23, 2002, to more properly reflect the current relationship between the Company and those entities regarding the provisions of services and goods. During the past fiscal year, the entities owned or controlled by Harris and Christopher Pappas primarily provided goods to the Company and very few services. Set forth below are the amounts paid to those entities for goods and services. The services provided, and the fees paid by the Company for such services, are reviewed quarterly by the Finance and Audit Committee of the Board, which is composed entirely of nonemployee directors. The amount paid by the Company pursuant to the Affiliate Services Agreement to entities owned or controlled by Christopher J. Pappas and Harris J. Pappas during the last fiscal year was $526,000. Subsequent to August 28, 2002, and through November 20, 2002, the Company incurred no costs from such entities for services under the Affiliate Services Agreement. The amount paid by the Company pursuant to the Master Sales Agreement to entities owned or controlled by Christopher J. Pappas and Harris J. Pappas during the last fiscal year was $40,000. Subsequent to August 28, 2002, and through November 20, 2002, the Company incurred costs from such entities for goods pursuant to the Master Sales Agreement of $47,000. The Company anticipates payments to such entities under the Affiliate Services Agreement and the Master Sales Agreement during the current fiscal year will not exceed $750,000. Such payments will be primarily for goods purchased pursuant to the terms of the Master Sales Agreement. In the opinion of the Finance and Audit Committee, the fees paid by the Company for such goods and/or services are primarily at or below the level which the Company would pay for comparable goods and/or services (if available) from a party unaffiliated with the Company.

     The amount paid by the Company under a Lease Agreement dated September 28, 2001, for the lease of real property for the Company's service center from entities owned or controlled by Harris J. Pappas and Christopher J. Pappas was $78,000. Subsequent to August 28, 2002, and through November 20, 2002, the Company incurred lease costs for the service center of $20,000. The Company has contracted to pay $78,000 in rent pursuant to said Lease Agreement to such entities during the current fiscal year. The Company is obligated to pay all related repairs and maintenance, insurance, and pro-rata portion of utilities on said lease.

     In addition to the amounts paid to Christopher J. Pappas and Harris J. Pappas under the terms of said Affiliate Services Agreement, Master Sales Agreement and Lease Agreement, the Company paid rent to PHCG investments for real property in Dallas, Texas, pursuant to the terms of a Ground Lease dated March 25, 1994. Christopher J. Pappas and Harris J. Pappas are general partners of PHCG Investments. The amount paid by the Company to PHCG Investments pursuant to the terms of said Ground Lease during the last fiscal year was $85,000. The Company has entered into a Lease Termination Agreement with a third party unaffiliated with the Company, PHCG, Harris J. Pappas, Christopher J. Pappas, or any of their respective affiliates pursuant to which the Company would agree to terminate its leasehold interest in the property in exchange for a payment of cash, the right to remove fixtures and equipment from the premises, and the release of any future obligations under the Ground Lease. The closing of the transaction is conditioned upon the third party acquiring fee simple title to the property from PHCG Investments prior to January 30, 2003. Prior to approving the Lease Termination Agreement, the Board, meeting without Christopher J. Pappas, Harris J. Pappas and Frank Markantonis, reviewed such matters as it deemed necessary to make an informed decision on the transaction, including an M.A.I. appraisal of the fair market value of the leasehold estate. If the transaction contemplated by the Lease Termination Agreement is consummated, the Company anticipates that its payment to PHCG Investments under the terms of said Ground Lease during the current fiscal year will be $35,000.

     The Company entered into a Purchase Agreement with Christopher J. Pappas and Harris J. Pappas on March 9, 2001 (the "Purchase Agreement"). Pursuant to the terms of the Purchase Agreement, Messrs. Pappas became obligated to purchase subordinated convertible promissory notes from the Company in the aggregate amount of $10 million upon satisfaction of certain conditions specified in the Purchase Agreement. Messrs. Pappas each purchased two notes dated June 29, 2001, from the Company in the face amounts of $1.5 million and $3.5 million each, resulting in the receipt of $10 million in proceeds by the Company. The notes are unsecured, and the rights of Messrs. Pappas to receive payments under the notes are subordinate to the rights of the Company's senior secured creditors. The notes bear interest at a variable rate of interest equal to LIBOR plus two percent. Interest is due quarterly on June 1, September 1, December 1, and March 1, and the principal is due on March 1, 2011. Exclusive of any accrued interest that may also be converted, the notes are convertible into the Company's common stock at $5.00 per share, or 2,000,000 shares, at the election of the holders at any time after January 2, 2003, and prior to the stated redemption date of

March 1, 2011, or at any time that the Company tenders prepayment of such amount. Through June 1, 2003, the Company has the right to pay the interest due under the notes in cash or shares of common stock. The Company has the right to prepay the notes at any time without the payment of any premium or penalty.

     Pursuant to the terms of the Purchase Agreement, the Company agreed to submit three persons designated by Christopher J. Pappas and Harris J. Pappas as nominees for election as directors. Messrs. Pappas have previously designated themselves and Frank Markantonis as their nominees for directors. Christopher J. Pappas and Harris J. Pappas are brothers. Mr. Markantonis is an attorney whose principal client is Pappas Restaurants, Inc., an entity controlled by Harris J. Pappas and Christopher J. Pappas.

     On July 23, 2002, the Company entered into an Indemnification Agreement with each member of the Board of Directors under which the Company obligated itself to indemnify each director to the fullest extent permitted by applicable law so that he or she will continue to serve the Company free from undue concern regarding liabilities. The Board of Directors has determined that uncertainties relating to liability insurance and indemnification have made it advisable to provide directors with assurance that liability protection will be available in the future.

     S. Darrell Wood, who was formerly Senior Vice President-Head of Field Operations of the Company, resigned as an employee of the Company on July 28, 2002. On August 30, 2002 he entered into a Consultant Agreement with the Company under which he is obligated to provide consulting services for a period of 24 months beginning on that date, in consideration of payments aggregating $100,000, paid in monthly installments.

                  SECTION 16(a) OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange, and to provide copies of such reports to the Company. Based upon the Company's review of copies of such reports received by the Company and written representation of its directors and executive officers, the Company believes that during the year ended August 28, 2002, all Section 16(a) filing requirements were satisfied.

                        APPOINTMENT OF AUDITORS (ITEM 2)

     The Board of Directors of the Company has appointed the firm of Ernst & Young LLP to audit the accounts of the Company for the 2003 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Approval of the appointment of auditors is not a matter which is required to be submitted to a vote of shareholders, but the Board of Directors considers it appropriate for the shareholders to express or withhold their approval of the appointment. If shareholder approval should be withheld, the Board would consider an alternative appointment for the succeeding fiscal year. The affirmative vote of a majority of the shares present at the meeting in person and by proxy is required for approval. The Board recommends that the shareholders vote FOR approval of the appointment of Ernst & Young LLP.

                         SHAREHOLDER PROPOSAL (ITEM 3)

     The proponent of the following shareholder proposal has stated that he intends to cause the proposal to be presented at the Annual Meeting. The proposal contains assertions that, in the judgment of the Board, are incorrect. Rather than rectify all of these inaccuracies, however, the Board has recommended a vote against the proposal for broader policy reasons set forth following the proposal. Share holdings of the proponent are reported below as represented to the Company by the proponent.

     The Harold J. Mathis, Jr. Limited Partnership, owner of 300 shares, and Harold J. Mathis, Jr., owner of 100 shares, both with an address of P.O. Box 1209, Richmond Texas, 77406-1209, have proposed the adoption of the following resolution and have furnished the following statement in support of the proposal:

        "RESOLVED: That the stockholders of Luby's, Inc., assembled in annual meeting in person or by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors their subsequent elections shall also be on an annual basis."

                                    REASONS

     Strong support was shown at the 2001 annual meeting of Luby's, Inc. when shareholders in a 59.17%* majority vote expressed their desire that all directors be elected annually. It is this proponent's belief that Classification of the Board of directors is not in the best interest of Luby's, Inc. and its shareholders. This proponent also believes that it makes a Board less accountable to shareholders when all directors do not stand for election each year; the piecemeal election insulating directors and senior management from the impact of poor performance. The annual election of directors fosters board independence, a crucial element of good governance in today's corporate environment. Shareholders should read the proxy statement carefully noting any potential conflict of interest that could affect director independence.

     The Council of Institutional Investors' (www.cii.org) Shareholders Bill of Rights recommends:

          (1) Annual Election of all directors

          (2) Adoption of shareholder resolutions that receive a majority of votes cast.

     If you are appalled by this company's indifferences to past shareholder votes and lack of accountability to shareholders, please vote to have the performance of all directors measured annually.

     PLEASE MARK YOUR PROXY IN FAVOR OF THIS PROPOSAL; otherwise, it is automatically cast as a vote against, even if you abstain.

*59.17% of yes/no votes cast."

               BOARD OF DIRECTORS STATEMENT OPPOSING THE PROPOSAL

                       THE BOARD OF DIRECTORS RECOMMENDS
            A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board believes that the classification of director terms provides significant benefits to the Company's shareholders. A classified Board provides for continuity and stability and enhances the Board's ability to implement its long-term strategy and to focus on long-term performance. Because a classified Board makes it more difficult for a substantial shareholder to change abruptly the entire Board without the approval, or at least the cooperation, of the incumbent Board, it enhances the ability of the Board to consider whether initiatives proposed by such a substantial shareholder are in the best interests of the Company and all of its shareholders. A classified Board permits a more orderly process for directors to consider, in the exercise of their fiduciary responsibilities, any and all alternatives to maximize shareholder value.

     The Board also believes that it has adequate procedures in place to ensure the continued qualification of its directors, including a policy requiring retirement of directors at age 70 and a policy requiring that any director whose principal occupation changes immediately notify the Chairman of the Board of that change so that the Governance Committee can review the change in light of its goal of ensuring that Board composition is appropriate. The Board is presently comprised of eleven members, all but three of whom are independent directors (See the discussion identifying Christopher J. Pappas, Harris J. Pappas, and Frank Markantonis as non-independent directors under the headings "Election of Directors" and "Certain Relationships and Related Transactions" in this proxy statement. Christopher J. Pappas and Harris J. Pappas are brothers, and the Chief

Executive Officer and Chief Operating Officer of the Company, respectively, and Frank Markantonis is a director of the Company and an attorney whose principal client is Pappas Restaurants, Inc., a company controlled by Messrs. Pappas.) The remaining eight directors are believed by the Board to be independent and free of interests or relationships that could reasonably be expected to compromise the independent discharge of their duties. Each member of the Board brings valuable knowledge and experience to the Company and a majority of the directors at any given time will have prior experience as directors of the Company and will be familiar with the Company's business strategies and operations.

     The Board also believes that directors who are elected to three-year terms are just as accountable to shareholders as directors who are elected on an annual basis. Directors have fiduciary duties that do not depend on how often they are elected. In addition, the Board is not aware of any known correlation between stock performance and the election of directors to annual terms.

     Finally, shareholders should be aware that approval of the above proposal would not declassify the Board. To declassify the Board, the Board must propose to the shareholders an amendment to the relevant section of the certificate of incorporation, following which 80% of the total outstanding shares of common stock must approve the proposed amendment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

                       FINANCE AND AUDIT COMMITTEE REPORT

     The primary responsibility of the Finance and Audit Committee is to oversee the financial reporting process on behalf of the Board of Directors (the "Board") and report the results of its activities to the Board. Management is responsible for preparing the financial statements, and the independent auditor is responsible for auditing those financial statements.

     In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management and the independent auditors, including their judgment about the quality and appropriateness of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Committee discussed any matter required to be communicated under generally accepted auditing standards. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and management, including matters in the written disclosures provided by the independent auditors to the Finance and Audit Committee as required by the Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees). The Committee also considered the compatibility of nonaudit services with the independent auditors' independence.

     The Committee discussed with the Company's internal auditors and independent auditors the overall scope and plans for their respective audits. The Committee met separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, including the integrity, adequacy, and effectiveness of the accounting and financial reporting processes and controls.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended August 28, 2002, for filing with the Securities and Exchange Commission. Based upon the recommendation of the Committee, the Board has appointed Ernst & Young LLP as the Company's independent auditors for the 2003 fiscal year.

     Aggregate fees and costs billed to the Company by Ernst &Young LLP, the Company's principal accountant for the fiscal year ended August 28, 2002, were as follows for the referenced services:

     Audit Fees: $131,000 for professional services rendered for the audit of the Company's financial statements for the fiscal year ended August 28, 2002, and for reviewing the financial statements included in the Company's quarterly reports on Forms 10-Q for the fiscal year ended August 28, 2002.

     All Other Fees: $90,000 for all services rendered other than audit and financial information systems design and implementation services.

     Financial Information Systems Design and Implementation Fees: Ernst & Young LLP did not provide any professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation).

                           Members of the Committee:

                            Gasper Mir, III (Chair)
                         Walter J. Salmon (Vice Chair)
                               Arthur R. Emerson
                                Robert T. Herres

              PERSONNEL AND ADMINISTRATIVE POLICY COMMITTEE REPORT

     The Personnel and Administrative Policy Committee of the Board presents the following report on executive compensation. The report describes the Company's executive compensation programs and the bases on which the Committee made recommendations for compensation decisions for fiscal 2002, with respect to the Company's executive officers, including those named in the compensation tables.

COMPENSATION OBJECTIVES

     The Committee conducts an annual review of the Company's executive compensation program. The objectives of the executive compensation program include the following:

     - To offer fair and competitive base salaries consistent with the Company's position in the foodservice industry;

     - To reward executives for corporate and individual performance through an annual incentive bonus program;

     - To encourage future performance through the use of long-term incentives such as stock options; and

     - To encourage executives to acquire and retain ownership of the Company's common stock.

     The Company's executive compensation program is designed to enable the Company to attract, retain, and motivate the highest quality of management talent. To achieve that objective, the Committee has developed a compensation program which combines annual base salaries with annual and long-term incentives tied to corporate performance and increases in shareholder value.

ANNUAL BASE SALARIES

     The Committee annually establishes the base salaries to be paid to the Company's executive officers, except the Chief Executive Officer and the Chief Operating Officer, during the coming year, subject to approval by the Board of Directors. In setting base salaries, the Committee takes into account several factors, including the executive's experience, responsibilities, management abilities, and job performance, as well as performance of the Company as a whole and competitive compensation data.

STOCK OPTIONS

     The Committee normally grants incentive stock options annually to eligible executive officers and other key employees. The options, which are granted at 100% of market price on the date of grant, are usually for six-year terms. The number of option shares granted each year is normally determined by a formula based upon the executive's responsibility level and base salary. The number of option shares granted will vary based upon position level, with the more senior officers receiving larger grants. The number of option shares held by an executive is not considered in determining stock option awards.

STOCK PURCHASE LOANS

     During January and February 1999, pursuant to Luby's Incentive Stock Plan, the Company guaranteed loans by an institutional lender to several officers, including the Company's president and five senior vice presidents, for the purpose of purchasing shares of the Company's common stock. The only Named Officer (as defined below under the heading "Executive Compensation") obtaining such loans, the number of shares purchased by him, and the amount of his loan is: S. Darrell Wood -- 4,000 shares for $60,000. The amount outstanding on such loan as of November 20, 2002, was $60,000.

STOCK OWNERSHIP GUIDELINES

     The Board of Directors has adopted guidelines for ownership of the Company's common stock by executives and directors. The guidelines provide that each person in the following categories is expected to attain the indicated level of stock ownership within five years of election to the specified director or officer position:

          (a) Chief Executive Officer -- shares having a value equal to four times annual base salary;

          (b) President and Senior Vice President -- shares having a value equal to two times annual base salary;

          (c) Vice President -- shares having a value equal to annual base salary; and

          (d) Nonemployee Director -- shares having a market value of at least $100,000. Phantom stock is considered common stock for purposes of the guidelines since it is, in effect, awarded in lieu of cash compensation for board services.

CHANGE IN CONTROL AGREEMENTS

     The employment agreements of Christopher J. Pappas and Harris J. Pappas each provide that the employee will be entitled to receive all of his compensation and benefits under the contract until March 31, 2004, if his employment is terminated by the Company without cause (as therein defined) or if he terminates his employment for good reason (as therein defined).

SALARY CONTINUATION AGREEMENTS

     The Company has no salary continuation agreement, or agreement having similar effect, in place with any employee of the Company.

DEFERRED COMPENSATION PLAN

     Based upon the recommendation of the Compensation Committee, the Board of Directors adopted a Deferred Compensation Plan for all highly compensated employees, including the president and all senior vice presidents. The plan, which became effective June 1, 1999, permits highly compensated employees to defer a portion of their annual compensation into unfunded accounts with the Company. The deferrals mirror the results of a phantom investment portfolio theoretically (but not actually) invested in funds selected by each participant, including a Luby's, Inc. stock fund. A participant's account balance will be paid in cash upon death, termination of employment, change in control of the Company, disability, or retirement. Under certain circumstances, the Plan allows for in-service withdrawals. None of the Named Officers (as that term is defined below under the heading "Executive Compensation") currently participates in the Deferred Compensation Plan.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     On March 7, 2001, Christopher J. Pappas was elected as President and Chief Executive Officer of the Company. The Committee recommended a three-year employment contract for Mr. Pappas, which was approved by the Board. The contract fixes Mr. Pappas' base salary at $100,000 per year. Pursuant to Mr. Pappas' employment contract he was granted stock options on March 9, 2001, for 1,120,000 shares of common stock at $5.00 per share.

                           Members of the Committee:

                          Roger R. Hemminghaus (Chair)
                         Judith B. Craven (Vice Chair)
                               Frank Markantonis
                                Harris J. Pappas
                                  Joanne Winik
                                 Jim W. Woliver

                             EXECUTIVE COMPENSATION

     The table below contains information concerning annual and long-term compensation of the current chief executive officer, all persons who served as chief executive officer of the Company during the last fiscal year, and the most highly compensated individuals who made in excess of $100,000 and who served as executive officers during the last fiscal year (the "Named Officers"), for services rendered in all capacities for the fiscal years ended August 28, 2002, and August 31, 2001, and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                              ---------------------------------
                                               ANNUAL COMPENSATION                    AWARDS            PAYOUTS
                                      -------------------------------------   -----------------------   -------
                                                                                           SECURITIES
                                                                              RESTRICTED   UNDERLYING
NAME AND                     FISCAL                          OTHER ANNUAL       STOCK       OPTIONS/     LTIP        ALL OTHER
PRINCIPAL POSITION            YEAR     SALARY     BONUS     COMPENSATION(1)     AWARDS      SARS(2)     PAYOUTS   COMPENSATION(3)
------------------           ------   --------   --------   ---------------   ----------   ----------   -------   ---------------
Christopher J. Pappas......   2002    $107,564      $0            $0              $0               0      $0          $    0
  President and Chief         2001      45,161       0             0               0       1,120,000       0               0
  Executive Officer           2000           0       0             0               0               0       0               0
Harris J. Pappas...........   2002     107,564       0             0               0               0       0               0
  Chief Operating Officer     2001      45,161       0             0               0       1,120,000       0               0
                              2000           0       0             0               0               0       0               0
Ernest Pekmezaris..........   2002     215,128       0             0               0               0       0               0
  Senior Vice President       2001      90,323       0             0               0          25,000       0               0
  and Chief Financial         2000           0       0             0               0               0       0               0
  Officer
Peter Tropoli..............   2002     161,346       0             0               0               0       0               0
  Senior Vice President -     2001      50,000       0             0               0          25,000       0               0
  Administration              2000           0       0             0               0               0       0               0
S. Darrell Wood(4)*........   2002     215,128       0             0               0               0       0               0
  Senior Vice President -     2001     192,992       0             0               0          40,000       0               0
  Head of Field Operations    2000     140,417       0             0               0          10,000       0           1,942

---------------
  *This individual is no longer an employee of the Company.
(1) Perquisites and other personal benefits received by the executive officers are not included because the aggregate amount of such compensation does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any Named Officer.

(2) The Company has not issued any stock appreciation rights to the Named Officers.

(3) Amounts are contributions under the Profit Sharing Plan.

(4) Mr. Wood served as Senior Vice President-Field Operations through December 2001.

     The following table reports the grant of stock options and stock appreciation rights ("SARs") to the Named Officers during fiscal 2002. The Company has not granted SARs to any of the Named Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF      % OF TOTAL                                  ASSUMED ANNUAL RATES OF
                             SECURITIES    OPTIONS/SARS                               STOCK PRICE APPRECIATION FOR
                             UNDERLYING     GRANTED TO    EXERCISE OR                         OPTION TERM
                            OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   ------------------------------
NAME                          GRANTED      FISCAL YEAR      ($/SH)         DATE           5%              10%
----                        ------------   ------------   -----------   ----------   -------------   --------------
Christopher J. Pappas.....       0              0             --           --            --               --
Harris J. Pappas..........       0              0             --           --            --               --
Ernest Pekmezaris.........       0              0             --           --            --               --
Peter Tropoli.............       0              0             --           --            --               --
S. Darrell Wood...........       0              0             --           --            --               --

     The table below reports exercises of stock options and SARs by the Named Officers during fiscal 2002, and the value of their unexercised stock options and SARs as of August 28, 2002. Except for the stock options granted to Messrs. Pappas, which were granted pursuant to their employment contracts with the Company, the stock options were granted under the Company's Incentive Stock Plans. The Company has not granted SARs to any of the Named Officers.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                           VALUE OF UNEXERCISED
                                                               NUMBER OF SECURITIES            IN-THE-MONEY
                                                              UNDERLYING UNEXERCISED           OPTIONS/SARS
                                SHARES ACQUIRED    VALUE      OPTIONS/SARS AT FY-END           AT FY-END(1)
NAME                              ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                            ---------------   --------   -------------------------   -------------------------
Christopher J. Pappas.........           0        $     0         560,000/560,000             $11,200/$11,200
Harris J. Pappas..............           0              0         560,000/560,000               11,200/11,200
Ernest Pekmezaris.............           0              0            6,250/18,750                         0/0
Peter Tropoli.................           0              0            6,250/18,750                         0/0
S. Darrell Wood...............      10,000         12,125                25,501/0                         0/0

---------------

(1)The value of unexercised options is based on a price of $5.02 per common share at August 28, 2002.

                             DEFERRED COMPENSATION

     The Company has a Deferred Compensation Plan for all of its highly compensated employees, effective as of June 1, 1999, which permits deferral of a portion of annual compensation. See the discussion under the caption "Deferred Compensation Plan" in the Report of the Personnel and Administrative Policy Committee.

     The Company has a Supplemental Executive Retirement Plan which is designed to provide benefits for selected officers at normal retirement age with 25 years of service equal to 50% of their final average compensation offset by Social Security, profit sharing benefits, and deferred compensation. Some of the officers designated to participate in the plan have retired and are receiving benefits under the plan. Accrued benefits of all actively employed participants become fully vested upon termination of the plan or a change in control (as defined in the plan). The plan is unfunded, and the Company is obligated to make benefit payments solely on a current disbursement basis. None of the Named Officers is currently entitled to participate in the Supplemental Executive Retirement Plan.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's common stock for the five fiscal years ended August 28, 2002, with the cumulative total return on the S&P SmallCap 600 Index and an industry peer group index. The peer group index is comprised of Bob Evans Farms, Inc.; Furr's Restaurant Group, Inc.; Piccadilly Cafeterias, Inc.; Ryan's Family Steak Houses, Inc.; and Worldwide Restaurant Concepts (aka Sizzler International, Inc.). These companies are multiunit family restaurant operators in the mid-price range.

     The cumulative total shareholder return computations set forth in the performance graph assume the investment of $100 on August 31, 1997, and the reinvestment of all dividends. The returns of each company in the peer group index have been weighted according to the respective company's stock market capitalization.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG LUBY'S, INC., THE S & P SMALLCAP 600 INDEX
                                AND A PEER GROUP

                              (PERFORMANCE GRAPH)

*$100 invested on 8/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending:

                                             CUMULATIVE TOTAL RETURN
                        8/97         8/98        8/99        8/00        8/01        8/02
                       -------------------------------------------------------------------
Luby's, Inc.           $100.00       80.89       74.82       33.18       53.93       32.68
S&P Smallcap 600       $100.00       85.04      105.63      135.41      136.14      139.17
Peer Group             $100.00      100.29      103.93       85.41      126.25      136.36

                 SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Proposals of shareholders for inclusion in the Company's proxy statement and form of proxy for the Company's 2004 Annual Meeting of Shareholders submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received in writing by the Company at its corporate office no later than August 23, 2003. Notice of a shareholder proposal submitted outside the processes of Rule 14a-8 with respect to the Company's 2003 Annual Meeting of Shareholders will be considered untimely if received by the Company after November 5, 2003.

                  DIRECTOR NOMINATIONS FOR 2004 ANNUAL MEETING

     The Company's Bylaws provide that candidates for election as directors at an Annual Meeting of Shareholders shall be nominated by the Board of Directors or by any shareholder of record entitled to vote at the meeting, provided the shareholder gives timely notice thereof. To be timely, such notice shall be delivered in writing to the Secretary of the Company at the principal executive offices of the Company not later than 90 days prior to the date of the meeting of shareholders at which directors are to be elected and shall include (i) the name and address of the shareholder who intends to make the nomination; (ii) the name, age, and business address of each nominee; and (iii) such other information with respect to each nominee as would be required to be disclosed in a proxy solicitation relating to an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934.

                               PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The transfer agent and registrar for the Company's common stock, American Stock Transfer & Trust Company, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, shareholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefor.

     The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for the benefit of others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company reimburses such persons for their reasonable expenses.

                                          By Order of the Board of Directors,

                                          Drew R. Fuller, Jr.
                                          Secretary

Dated: December 20, 2002

                                   APPENDIX A

                                  LUBY'S, INC.

                      FINANCE AND AUDIT COMMITTEE CHARTER
                              DATED JULY 26, 2001

SCOPE AND PURPOSE:

     The Finance and Audit Committee (the "committee") of the Board of Directors (the "board") of Luby's, Inc. (the "company") is formed by the board to monitor and evaluate corporate financial plans and performance and to assist the Board in monitoring (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements and (3) the independence and performance of the company's internal and external auditors. The committee shall fully report its actions and findings to the board.

     The committee shall have the authority to retain special legal, accounting or other consultants to advise the committee. The committee may request any officer or employee of the company or the company's outside counsel or external auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the committee.

FUNCTIONS:

     The duties and responsibilities of the committee will include but are not limited to the following:

FINANCIAL STATEMENTS:

     1. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices.

     2. Review the annual financial statements, evaluate corporate financial performance, and provide summaries to the board.

     3. Review accounting policies and any changes therein in order to assure their propriety.

     4. Review the asset/liability valuation methods used by management. Such review should include, but not be limited to, a review of reports concerning non-producing assets, and the adequacy of reserve balances.

     5. Review the company's tax status, including the status of tax reserves and significant tax planning issues.

     6. Review legal and such regulatory and tax matters that may have a material impact on the financial statements, related compliance policies and programs, and reports received from regulators and provide a summary to the board.

     7. Review an analysis prepared by management and the external auditor of significant financial reporting issues and judgments made in connection with the preparation of the company's financial statements.

EXTERNAL AND INTERNAL AUDITORS:

     1. Review the external and internal audit scopes and plans, and the coordination of internal and external audit efforts to ensure completeness, reduction of redundant efforts, and the effective use of audit resources.

     2. Review the proposed external audit performance fees and consider the results of the external auditor's last peer review, litigation status and disciplinary actions, if any. Provide the board with recommendations regarding the selection and engagement of external auditors.

     3. Review and evaluate external audit reports, including the matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

     4. Consider and review with management, the director of internal audit and the external auditor:

          a. Significant findings during the year and management's responses thereto.

          b. Any difficulties encountered in the course of audits, including any restrictions on the scope of work or access to required information.

          c. Any changes required in the planned scope of the internal audit plan.

          d. Internal audit compliance with the Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing (Standards).

     5. Consider and review with management, the external auditor, and the director of internal audit the adequacy of internal controls including computerized information system controls.

     6. Review management's plans for engaging the external auditor to perform non-audit advisory services during the year, to ensure the independence of the auditor is protected.

     7. Meet with the director of internal audit, the external auditor, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the committee.

     8. Review and approve any recommendation from management to discharge the external auditor or to reassign or dismiss the director of internal audit.

     9. Ensure that the external auditor submits on a periodic basis (but no less often than annually) a formal written statement delineating all relationships between the external auditor and the company or any of its affiliates. Periodically meet with the managing partner having responsibility for the company's account and, in all cases, meet with the managing partner when such responsibility passes to another partner.

     10. Actively engage in a dialogue with the external auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditor and recommend that the board take appropriate action in response to the external auditor's report to satisfy itself of the external auditor's independence.

     11. Have a clear understanding with management and the external auditor that the external auditor for the company is ultimately accountable to the board and the committee.

     12. Review the independence of the internal audit department and the ability of the department to raise issues to the appropriate level of authority, including direct access to the chief executive officer. Ensure that the internal audit function, in addition to its support of the chief financial officer and chief executive officer, is responsive to the needs of the committee and ultimately the board of directors; direct access between the board and the committee and the director of internal audit must be preserved by the committee and recognized by management.

BUSINESS RISKS:

     1. Review, analyze, and recommend for approval to the board, management's policies and plans regarding:

          a. Financial management, including but not limited to major acquisitions, investments and capital expenditures; and

          b. Business risk management, including credit risks, control risks, asset/liability management risks (such as non-producing assets), regulatory risks (such as tax exposure items), operations risks and management risks.

     2. Inquire of management, the director of internal audit, and the external auditors about other significant financial risks and exposures.

     3. Review annually the adequacy and costs of the company's insurance.

     4. At least semi-annually review all significant litigation and claims against the company that might negatively impact financial results.

CORPORATE FINANCIAL STATUS AND PERFORMANCE:

     1. Review management's financial plans, projections and forecasts and report (with appropriate recommendations) to the board of directors.

     2. Review and evaluate corporate financial performance on a periodic basis, and ensure that management provides appropriately definitive quarterly summaries to the board.

     3. Review proposed operating and capital budgets, and propose such approval actions as are appropriate to the full board.

     4. At least semi-annually review the company's balance sheet and report findings to the board.

     5. Review and approve the planned issuance of debt and equity and the repurchase of company equity.

     6. Review and approve adequacy and significant changes in the company's bank credit agreement and report such findings and actions to the board.

     7. Review plans to acquire or dispose of assets that in aggregate exceed $5,000,000 in any fiscal year or any individual assets that exceed $3,000,000.

FINANCE AND AUDIT COMMITTEE PERFORMANCE:

     1. At least annually, review, assess the adequacy of, and update the committee and Internal Audit charters.

     2. Periodically, but no less frequently than annually, review and update the committee Addendum.

     3. At least biennially, perform a self-assessment of committee performance.

SEC REPORTS:

     1. With the support of management and the external auditor, prepare the financial report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

     2. Review the periodic filings required under the rules of the Securities and Exchange Commission with management and the external auditor prior to filing.

     While the committee has the responsibilities and powers set forth in this charter, it is not the duty of the committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditor. Nor is it the duty of the committee to conduct investigations, to resolve disagreements, if any, between management and the external auditor or to assure compliance with laws and regulations and the company's Policy Guide on Standards of Conduct. It is management's responsibility to ensure that appropriate reports are made to the board.

DURATION:

     The committee shall continue in existence on a permanent basis until dissolved by the board.

CHAIR:

     The chair and the vice chair of the committee shall be appointed by the board with due consideration given to nominee(s) presented by the Executive Committee.

COMMITTEE MEMBERSHIP:

     The membership of the committee shall consist of at least three (3) directors appointed by the board of directors on consideration of nominee(s) presented by the Executive Committee, and the officers shall consist of a chair and vice chair. The members of the committee shall meet the independence and experience requirements of the New York Stock Exchange. Members of the committee shall be independent of management and free of any relationship that, in the opinion of the board, would interfere with the exercise of their independence from management and the company. In addition, all committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

MEETINGS:

     The committee shall meet at such times and shall conduct such business as is more specifically described in the attached addendum. The chief financial officer/treasurer will coordinate meetings between the committee and the external auditor and director of internal audit. However, the committee or any member of the committee has the right to contact the external auditor or the director of internal audit directly. The external auditor or director of internal audit has the right to contact the committee or any member of the committee if that should be necessary. Agendas and advance materials will be provided to the committee members at least one week in advance of meetings. Special meetings may be held as called by the chair.

     Meetings are to be attended by members of the committee, or a substitute approved by the chair of the committee, the appointed recorder, the chief financial officer/treasurer, and any guest whose attendance is approved in advance by the chair.

     The chief financial officer/treasurer will be the primary point of contact and provide administrative support to the committee.

MINUTES & REPORTS:

     The board chair in collaboration with the chair of the committee shall designate a person to record the proceedings of the committee's meetings and to distribute such record as directed by the chair. The records of the committee meetings shall be confidential, but shall be distributed to all board members, and retained as directed by the board chair for a period of at least ten years.

     The chair may authorize the creation and distribution of reports or position papers as appropriate.

EFFECTIVE DATE:

     This charter was reviewed by the committee and approved by the board on July 26, 2001, in order to govern the subsequent operation of the committee.

                        PLEASE DATE, SIGN, AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  LUBY'S, INC.
                                JANUARY 31, 2003


     o Please Detach and Mail in the Envelope Provided If Voting By Mail o

        Please mark your
A [X]   votes as in this
        example.

                   FOR     WITHHELD                                                                           FOR  AGAINST  ABSTAIN
1. ELECTION
   OF              [ ]       [ ]     Nominees:  Jill Griffin         2. Proposal to approve the appointment   [ ]    [ ]      [ ]
   DIRECTORS                                    J.S.B. Jenkins          of Ernst & Young LLP as the
                                                Joe C. McKinney         independent public accountants
For, except vote withheld from the              Harris J. Pappas        of the corporation.
following nominee(s):                           Joanne Winik
                                                                     3. Shareholder proposal to declassify    [ ]    [ ]      [ ]
---------------------------------                                       elections of directors.

                                                                     4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the
                                                                        meeting.

                                                                     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
                                                                     MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO
                                                                     DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS
                                                                     AND 2, AND AGAINST PROPOSAL 3.

                                                                     PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
                                                                     USING THE ENCLOSED ENVELOPE.



SIGNATURE                             DATE               SIGNATURE                         DATE
         ---------------------------      --------------          ------------------------     -----------------

NOTE: Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     PROXY
                                  LUBY'S, INC.
                  C/O AMERICAN STOCK TRANSFER & TRUST COMPANY
                    59 MAIDEN LANE, NEW YORK, NEW YORK 10038

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert T. Herres, Arthur R. Emerson, and Roger R. Hemminghaus, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this card, all the shares of Common Stock of Luby's, Inc. held of record by the undersigned on December 6, 2002, at the Annual Meeting of Shareholders to be held on January 31, 2003, or any adjournment thereof.


                               (SEE REVERSE SIDE)

                       ANNUAL MEETING OF SHAREHOLDERS OF

                                  LUBY'S, INC.

                                JANUARY 31, 2003


CO. #                                       ACCT. #
      -------------------------                     --------------------------

                           PROXY VOTING INSTRUCTIONS


TO VOTE BY MAIL

Please date, sign, and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS -->



     o Please Detach and Mail in the Envelope Provided If Voting By Mail o

        Please mark your
A [X]   votes as in this
        example.

                   FOR     WITHHELD                                                                           FOR  AGAINST  ABSTAIN
1. ELECTION
   OF              [ ]       [ ]     Nominees:  Jill Griffin         2. Proposal to approve the appointment   [ ]    [ ]      [ ]
   DIRECTORS                                    J.S.B. Jenkins          of Ernst & Young LLP as the
                                                Joe C. McKinney         independent public accountants
For, except vote withheld from the              Harris J. Pappas        of the corporation.
following nominee(s):                           Joanne Winik
                                                                     3. Shareholder proposal to declassify    [ ]    [ ]      [ ]
---------------------------------                                       elections of directors.

                                                                     4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the
                                                                        meeting.

                                                                     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
                                                                     MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO
                                                                     DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS
                                                                     AND 2, AND AGAINST PROPOSAL 3.

                                                                     PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
                                                                     USING THE ENCLOSED ENVELOPE.



SIGNATURE                             DATE               SIGNATURE                         DATE
         ---------------------------      --------------          ------------------------     -----------------

NOTE: Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.